EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Spectrum Pharmaceuticals, Inc. Deferred Compensation Plan of our reports dated March 9, 2011, with respect to the consolidated financial statements of Spectrum Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Spectrum Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.
Irvine, California
August 31, 2011